ARTICLES OF MERGER
                                of
                 ENBUSB ACQUISITION COMPANY, INC.
                     (a Missouri corporation)
                               and
                   UNION STATE BANCSHARES, INC.
                     (a Missouri corporation)





               Pursuant to The General and Business
           Corporation Law of Missouri, the undersigned
                 corporations certify as follows:

                            ARTICLE I

          The plan of merger for the merger of ENBUSB Acquisition
Company Inc., a Missouri corporation, with and into Union State
Bancshares, Inc., a Missouri corporation, is set forth in the Merger Agreement attached hereto as Exhibit A and by this reference incorporated herein.

                            ARTICLE II

          The plan of merger was approved by unanimous written consent of the Board of Directors of ENBUSB Acquisition Company, Inc., dated July 9, 1997. The plan of merger was approved by written consent of the sole shareholder of ENBUSB Acquisition Company, Inc., dated July 9, 1997.

          The plan of merger was approved by the Board of Directors at a meeting of the Board of Directors of Union State Bancshares, Inc., held on June 30, 1997, and the plan of merger was approved by at least the number of directors required to approve the same under the provisions of The General and Business Corporation Law of Missouri. The plan of merger was approved by all of the shareholders of Union State Bancshares, Inc. at a meeting of the shareholders held on October 15, 1997.

          The total number of issued and outstanding shares of capital stock of ENBUSB Acquisition Company, Inc. and Union State Bancshares, Inc., and the number of such shares of each such corporation which were voted for and against the adoption of the Merger Agreement are set forth opposite their respective names below:

                         No. of         Shares         Shares
                         Outstanding    Voted          Voted
Name of Corporation       Shares        For            Against

ENBUSB Acquisition       1,000          1,000          0
Company, Inc.

Union State Bancshares,
Inc.                     556.88         556.88         0

          IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by ENBUSB Acquisition Company, Inc. and Union State Bancshares, Inc. as of October 29, 1997.



[CORPORATE SEAL]              ENBUSB ACQUISITION COMPANY, INC.


                              By:  /s/ David T. Turner
ATTEST:                             David T. Turner
                                    President
/s/ Donald L. Campbell
Donald L. Campbell
Secretary


[CORPORATE SEAL]              UNION STATE BANCSHARES, INC.


                              By:   /s/ Douglas L. Thomason
ATTEST:                             Douglas L. Thomason
                                    President
  /s/ James E. Smith
James E. Smith
Secretary

STATE OF MISSOURI   )
                    )  SS
COUNTY OF COLE      )


          I, Elizabeth Anne Duderhoeffer, a notary public, do hereby certify that on this 29th day of October, 1997, personally appeared before me David T. Turner, who, being by me first duly sworn, declared that he is the President of ENBUSB Acquisition Company, Inc., a Missouri corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                              /s/ Elizabeth Anne Duderhoeffer
                                   Notary Public

(NOTARIAL SEAL)

My commission expires:


March 3, 2001



STATE OF MISSOURI   )
                    )  SS
COUNTY OF HENRY     )

          I, Eileen Albin, a notary public, do hereby certify that on this 29th day of October, 1997, personally appeared before me Douglas L. Thomason, who, being by me first duly sworn, declared that he is the President of Union State Bancshares, Inc., a Missouri corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                    /s/ Eileen Albin
                                   Notary Public

(NOTARIAL SEAL)

My commission expires:

8-31-98

                         MERGER AGREEMENT

          This Merger Agreement and Plan of Merger (the "Merger Agreement") dated as of October 22, 1997 by and between UNION STATE BANCSHARES, INC., a Missouri corporation ("USB"), and ENBUSB ACQUISITION COMPANY, INC., a Missouri corporation ("Acquisition Company"), such corporations being hereinafter collectively referred to as the "Constituent Corporations".

                           WITNESSETH:

          WHEREAS, USB has an authorized capital of 3,000 shares of common stock, $10.00 par value (the "USB Common Stock"), of which 556.88 shares are issued and outstanding on the date hereof; and

          WHEREAS, Acquisition Company has an authorized capital of 30,000 shares of common stock, $1.00 par value (the "Acquisition Company Common Stock"), of which 1,000 shares are issued and outstanding on the date hereof and which are owned beneficially and of record by Exchange National Bancshares, Inc., a Missouri corporation ("Exchange"); and

          WHEREAS, the respective Boards of Directors of USB and Acquisition Company each have duly approved this Merger Agreement providing for the merger of Acquisition Company with and into USB as the surviving corporation as authorized by the statutes of the State of Missouri (the "Merger"); and

          WHEREAS, Acquisition Company, USB, the holders of 91.6% of the USB Common Stock ("Controlling Shareholders"), and Exchange have entered into an Acquisition Agreement (the "Acquisition Agreement"), pursuant to which Acquisition Company will merge with and into USB and the shareholders of USB will receive cash and promissory notes of Exchange in exchange for their USB Common Stock; and

          WHEREAS, the parties have entered into this Merger
Agreement for the purpose of effectuating the Merger;

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the manner and the basis of causing the shares of USB Common Stock to be exchanged for or converted to cash or notes, as herein provided, and such other details and provisions as are deemed necessary or proper, the parties hereto have agreed as follows:

                            ARTICLE I
                Merger and Name of Surviving Bank

          At the Effective Time (as defined herein), Acquisition
Company shall be merged with and into USB, which is hereby designated as the "Surviving Corporation," the name of which upon and after the Effective Time shall be "Union State Bancshares, Inc.".

                            ARTICLE II
                  Terms and Conditions of Merger

          The terms and conditions of the Merger are (in addition to those set forth elsewhere in this Agreement) as follows:

          Section 1.     At the Effective Time:

          (a) Acquisition Company shall be merged with and into USB, and USB shall be, and is designated herein as, the Surviving
Corporation.

          (b) The separate existence of Acquisition Company shall cease.

          (c) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

          Section 2. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of USB in effect immediately prior to the Effective Time, until amended in accordance with its provisions and applicable law. Surviving Corporation's capital account and surplus accounts shall equal the combined capital accounts and surplus accounts, respectively, of USB and of Acquisition Company immediately prior to the Merger.

          Section 3.     At the Effective Time, the members of
the Board of Directors and the terms of these directors shall be as designated by Exchange immediately prior to the Effective
Time. (See attached Schedule 1)

          Section 4. At the Effective Time, the officers of the Surviving Corporation shall be the persons designated by Exchange immediately prior to the Effective Time, and such persons will serve in their designated offices, thereafter, until their respective successors are duly elected and qualified. (See attached Schedule 1)

                           ARTICLE III
              Manner and Basis of Converting Shares

          The manner and basis of converting the shares of USB into the right to receive cash and notes of Exchange and the mode of carrying the Merger into effect are as follows:

          Section 1.     Conversion of Acquisition Company Common
Stock

          At the Effective Time, the 1,000 shares of Acquisition
Company Common Stock outstanding shall be converted into 100 shares of Surviving Corporation common stock.

          Section 2.     Conversion of USB Common Stock

          (a) At the Effective Time, Exchange will pay cash and issue and deliver its promissory notes as provided in the Acquisition Agreement pursuant to the Merger (hereinafter such promissory notes and cash shall be referred to in the aggregate as the "Merger Consideration"). Each of the shareholders of USB will be entitled to receive the proportion of the Merger Consideration that is determined by multiplying such Merger Consideration by such shareholders' respective percentage ownership interests in USB, adjusted as between cash and notes as provided in the Acquisition Agreement.

          (b) At the Effective Time, by virtue of the Merger and without any action on the part of Exchange, Acquisition Company, USB or any USB shareholder, each share of USB Common Stock issued and outstanding at the Effective Time, other than any shares held by Exchange by virtue of Section 2(a) or any holder who becomes entitled to payment of the fair value of such shares under
Section 351.455 of the Missouri Revised Statutes, shall cease to be outstanding and shall be converted into and become the right to receive his or her share of the Merger Consideration as determined in Section 2(a) hereof.

          Section 3.     Dissenting USB Shareholders

          The Constituent Corporations agree that the Surviving
Corporation will comply with the provisions of Section 351.455, as amended, and will promptly pay to the dissenting shareholders of USB the amount, if any, to which they shall be entitled under the provisions of said section.

          Section 4.     USB Common Stock Certificates

          After the Effective Time, each holder of an outstanding certificate which prior thereto represented shares of USB Common Stock shall be entitled, upon surrender thereof to Exchange or its designee, to receive in exchange therefor the proportion of the Merger Consideration into which it is entitled to be exchanged or converted. Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of USB Common Stock shall for all purposes evidence solely the right to receive the Merger Consideration for which such shares shall be entitled to be exchanged or converted.

          The Merger Consideration shall be paid or issued in full satisfaction of all rights pertaining to all USB shares outstanding at the Effective Time.

                            ARTICLE IV
             Other Provisions with Respect to Merger

          Section 1. This Merger Agreement shall be submitted to the shareholders of each Constituent Corporation as provided by Chapter 351 of the Missouri Revised Statutes (the "Missouri Corporate Law"). After the approval or adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the Missouri Corporate Law, and after all conditions to the consummation of the Merger pursuant to the Acquisition Agreement have been satisfied or waived by the party or parties entitled to waive such conditions, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger pursuant to the Missouri Corporate Law.

          Section 2. If the Acquisition Agreement is terminated, then this Merger Agreement shall simultaneously terminate without further action by the Constituent Corporations. In the event of such termination, the Board of Directors of each of the Constituent Corporations shall direct its officers not to file this Merger Agreement as provided above notwithstanding favorable action on this Merger Agreement by the shareholders of each Constituent Corporation.

                            ARTICLE V
   Approval and Effective Time of Merger; Miscellaneous Matters

          Section 1. The Merger shall become effective when this Merger Agreement has been (a) authorized, adopted and approved on behalf of each Constituent Corporation in accordance with the Missouri Corporate Law, and (b) filed with the Missouri Secretary of State. The time at which such actions are completed and the required certificate of merger is issued by the Missouri Secretary of State is herein referred to as the "Effective Time."

          Section 2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property of USB acquired or to be acquired by or as a result of the Merger, the officers and directors of the Surviving Corporation shall be and they hereby are severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the Merger and the terms of this Merger Agreement.

          Section 3. For the convenience of the parties, and to facilitate the filing and recording of this Merger Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

          Section 4.     This Merger Agreement cannot be altered
or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

          IN WITNESS WHEREOF, each Constituent Corporation has caused this Merger Agreement to be executed, all as of the date first above written.

                         UNION STATE BANCSHARES, INC.


[SEAL]                   By:    /s/ Gus S. Wetzel, II
                              Gus S. Wetzel, II
                              Chairman

ATTEST:

  /s/ James E. Smith, Sec.
Secretary

                         ENBUSB ACQUISITION COMPANY, INC.

[SEAL]
                         By:   /s/ David T. Turner
                              David T. Turner
                              President
ATTEST:

 /s/ Donald L. Campbell
Secretary

                            Schedule 1

      OFFICERS AND DIRECTORS OF UNION STATE BANCSHARES, INC.

Directors

Name:          Donald L. Campbell
Address:       341 Ladue,  Jefferson City, MO 65109

Name:          James E. Smith
Address:       517 South Second,  Clinton, MO 64735

Name:          Gus S. Wetzel, II
Address:       1700 South 8th,  Clinton, MO 64735



Officers

Name:          Donald L. Campbell
Title:         Chairman and Secretary
Address:       341 Ladue,  Jefferson City, MO 65109

Name:          James E. Smith
Title:         President, Treasurer and Assistant Secretary
Address:       517 South Second,  Clinton, MO 64735